Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERPRIVATE ACQUISITION CORP. ANNOUNCES SECURITIES TO COMMENCE SEPARATE TRADING

New York, NY, February 24, 2020 – InterPrivate Acquisition Corp. (NYSE: IPV.U) (the “Company”) announced today that separate trading of its shares of common stock and warrants underlying the Company’s units sold in its $241.5 million initial public offering would commence on or about February 27, 2020. The common stock and warrants will be traded on the New York Stock Exchange (“NYSE”) under the symbols “IPV” and “IPV WS”, respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Units not separated will continue to be listed on NYSE under the symbol “IPV.U.”

InterPrivate Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company is controlled by affiliates of Ahmed M. Fattouh, Chairman and Chief Executive Officer, and InterPrivate LLC, a private investment firm founded by Mr. Fattouh that invests on behalf of a consortium of family offices in partnership with independent sponsors who have accumulated substantial industry expertise and decades of experience from leading private equity firms. The Company intends to focus its efforts on evaluating business combination targets by leveraging InterPrivate’s network of independent sponsors, family offices and private equity and venture capital firms. The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

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Media Contact:

Charlotte Luer

cluer@interprivate.com

239-404-6785